American Affordable Housing II Limited Partnership Schedule III - Real Estate and Accumulated Depreciation March 31, 2001
		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encum-brances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
ANTHONY GARDEN APARTMENTS	3,843,379	501,332	2,632,779	1,727,786	501,322	4,360,565	4,861,887	1,322,736	Mar-89	Oct-88	5-50

BELEN APARTMENTS	1,475,781	54,000	1,468,653	599,480	87,960	2,068,133	2,156,093	946,788	Dec-88	Dec-88	5-27.5
BLAIRVIEW ASSOCIATES	1,420,712	80,814	1,705,626	132,708	80,814	1,838,334	1,919,148	964,594	Dec-88	Mar-89	5-27.5

BLOOMFIELD ASSOCIATES	365,646	11,500	466,419	6,986	11,500	473,405	484,905	225,845	Jun-88	Jun-88	5-27.5

BOARDMAN LAKE II APARTMENTS	971,805	60,200	590,096	671,786	60,200	1,261,882	1,322,082	612,055	May-89	Oct-88	5-27.5

BOWDOINHAM ASSOCIATES	1,268,713	95,132	966,112	724,215	65,132	1,690,327	1,755,459	639,003	May-89	Nov-88	5-27.5

BREWTON LTD.	945,583	72,500	1,211,379	1,939	72,500	1,213,318	1,285,818	574,423	Jun-88	Aug-88	5-27.5
BRIDGEVIEW II	765,750	12,000	1,012,110	16,826	12,000	1,028,936	1,040,936	534,592	May-88	Aug-88	5-27.5
BROOKHOLLOW MANOR, LTD	1,353,990	25,080	1,003,839	668,257	25,080	1,672,096	1,697,176	567,162	Aug-88	Oct-88	5-27.5

CARTHAGE COURT HOUSING	1,267,478	18,000	1,568,266	119,953	18,000	1,688,219	1,706,219	772,275	Oct-88	Dec-88	5-27.5

DEER CROSSING ASSOCIATES	1,173,322	73,102	1,565,336	108,443	73,102	1,673,779	1,746,881	530,698	Apr-89	Apr-89	5-27.5

EAST CHINA TOWNSHIP	891,685	52,039	1,140,464	18,404	52,039	1,158,868	1,210,907	586,248	Nov-88	Aug-88	5-27.5

EAST RIDGE ASSOCIATES	1,284,715	70,000	1,602,988	12,543	70,000	1,615,531	1,685,531	653,867	Sep-88	Aug-88	5-27.5

FAIRBANKS FLATS	0	40,000	883,522	(883,522)	0		0	0	Dec-88	Jul-88	5-27.5
FREDERICKTOWN ASSOCIATES II	367,749	20,000	456,784	25,486	20,000	482,270	502,270	222,207	May-88	Jun-88	5-27.5

GARDEN CITY FAMILY HOUSING	380,472	14,775	483,300	4,000	14,775	487,300	502,075	191,979	Jun-88	Jun-88	5-35

HARBOR HILL ASSOCIATES	1,210,785	65,132	1,443,798	188,743	65,132	1,632,541	1,697,673	632,400	Feb-89	Nov-88	5-27.5

American Affordable Housing II Limited Partnership Schedule III - Real Estate and Accumulated Depreciation March 31, 2001
		Initial cost to company		Cost capitalized subsequent to acquisition		Gross amount at which carried at close of period
Description	Encum-brances	Land	Buildings and improvements	Improvements		Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
IMMOKALEE RRH, LTD.	1,309,640	107,000	1,573,636	17,690		107,000	1,591,326	1,698,326	567,151	Mar-88	May-88	5-27.5
KERSEY APARTMENTS	1,198,452	90,000	1,270,768	258,665		93,241	1,529,433	1,622,674	670,300	Oct-88	Oct-88	5-27.5

KINGSLEY PARK ASSOCIATES	9,747,982	521,725	12,281,821	145,089		521,725	12,426,910	12,948,635	5,710,371	Oct-88	Mar-88	5-27.5

LAKE HAVASU INVESTMENT GRP	1,407,714	176,845	1,595,306	0		176,845	1,595,306	1,772,151	543,031	Apr-88	Mar-88	5-50

LIBERTY CENTER, LTD.	1,004,904	198,000	2,480,840	35,591		198,000	2,516,431	2,714,431	770,208	Oct-88	Dec-88	5-27.5

LOVINGTON HOUSING ASSOC.	1,078,245	30,000	1,464,954	93,645		30,000	1,558,599	1,588,599	487,747	Feb-89	Feb-89	5-27.5

MALONE HOUSING REDEVELOP.	1,466,293	64,900	1,788,215	178,547		64,900	1,966,762	2,031,662	856,115	Nov-88	Dec-88	5-27.5

MAPLE TREE ASSOCIATES	1,227,776	65,132	1,464,954	193,193		65,132	1,658,147	1,723,279	623,443	Apr-89	May-89	5-27.5

MARIONVILLE III FAMILY HOUSING	192,385	19,825	230,104	1,595		19,825	231,699	251,524	82,755	May-88	Jun-88

MICHELLE MANOR APARTMENTS	900,449	131,945	1,009,687	1,304	*	131,945	1,010,991	1,142,936	307,739	Sep-88	Oct-88

MIDDLEBURG ASSOCIATES, LTD.	1,403,594	104,000	1,155,947	261,514		104,000	1,417,461	1,521,461	653,661	Mar-89	Oct-88

NEBRASKA CITY SENIOR HSNG	415,463	27,119	516,617	0		27,119	516,617	543,736	204,177	Jul-88	Jun-88

NICOLLET ISLAND HISTORIC HMS	1,060,154	0	1,875,059	81,255		0	1,956,314	1,956,314	722,988	Dec-88	Nov-88

PAIGE HALL LTD (56% JV INTER)	2,253,150	633,666	2,544,140	706,485		0	3,250,625	3,250,625	1,161,470	Apr-89	Mar-89	7-27.5

PERRAMOND ASSOCIATES	1,173,213	88,813	1,487,597	130,600		28,000	1,618,197	1,646,197	533,810	Apr-89	Apr-89	7-27.5

American Affordable Housing II Limited Partnership Schedule III - Real Estate and Accumulated Depreciation March 31, 2001
		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encumbr-ances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
PINE KNOLL DEVELOPMENT CO	1,351,293	45,000	803,220	770,338	199,301	1,573,558	1,772,859	678,681	May-89	Oct-88	5-27.5

PINE RIDGE LTD.	1,469,304	110,000	1,899,826	22,482	110,000	1,922,308	2,032,308	907,920	Jun-88	Jul-88	5-27.5

PINE TERRACE III LTD.	1,183,930	61,500	1,188,396	327,395	61,500	1,515,791	1,577,291	692,855	Jan-89	Dec-88	5-27.5
PLATTEVILLE APARTMENTS	547,138	45,000	659,035	74,159	49,607	733,194	782,801	335,703	Oct-88	Oct-88	5-27.5

RIVERPLACE APTS	3,957,185	175,260	6,463,578	402,153	175,260	6,865,731	7,040,991	2,260,959	Mar-89	Sep-88	5-27.5
SARA PEPPER ASSOCIATES	625,770	67,200	740,378	67,128	22,000	807,506	829,506	289,181	Mar-88	May-88	5-27.5

SHAWMUT AVE (300)	627,587	69,325	1,145,503	62,776	69,325	1,208,279	1,277,604	460,722	Dec-88	Nov-88	5-34
SHELBYVILLE FH, LTD.	606,731	13,000	736,830	0	13,000	736,830	749,830	253,877	Jul-88	Oct-88	5-27.5
SILVER PINES ASSOCIATES	1,370,148	170,050	1,684,846	154,082	98,500	1,838,928	1,937,428	610,274	Aug-88	Aug-88	5-27.5

SPRINGFIELD LTD.	1,427,670	66,000	1,864,463	30,670	66,000	1,895,133	1,961,133	912,671	Mar-88	May-88	5-27.5
STOKES ROWE LIMITED PTR	1,054,279	7,321	1,914,238	5,168	7,321	1,919,406	1,926,727	606,345	Jun-88	Jun-88	5-27.5

SUNCREST, LTD.	966,206	50,000	1,141,518	4,176	50,000	1,145,694	1,195,694	389,178	May-88	Oct-88	5-27.5
VILLAGE CHASE OF ZEPHYRHILLS, LTD.	1,478,542	151,350	490,589	1,344,575	151,350	1,835,164	1,986,514	809,494	Apr-89	Dec-88	7-27.5

VILLAGE WALK OF ZEPHYRHILLS, LTD	1,383,995	133,650	619,248	1,090,795	133,650	1,710,043	1,843,693	746,441	Mar-89	Dec-88	7-27.5

WARREN PROPERTIES, LTD.	1,389,477	70,000	1,648,427	9,720	70,000	1,658,147	1,728,147	581,302	Oct-88	Oct-88	5-27.5

WASHINGTON MEWS LP	747,795	55,225	1,921,104	(70,796)	55,225	1,850,308	1,905,533	839,916	Dec-88	Aug-88	5-27.5

F-89

American Affordable Housing II Limited Partnership Schedule III - Real Estate and Accumulated Depreciation March 31, 2001
		Initial cost to company		Cost capitalized subsequent to acquisition	Gross amount at which carried at close of period
Description	Encumbr-ances	Land	Buildings and improvements	Improvements	Land	Buildings and improvements	Total	Accumulated depreciation	Date of construction	Date acquired	Life on which depreciation is computed
WILDER ASSOCIATES	1,203,281	62,947	1,519,472	118,413	62,947	1,637,885	1,700,832	624,032	Jan-89	Nov-88	5-27.5

WILDWOOD VILLAS	1,464,853	100,960	1,872,065	7,686	100,960	1,879,751	1,980,711	877,675	Sep-88	Sep-88	5-27.5

	67,682,163	4,978,364	81,253,852	10,670,126	4,293,234	91,923,978	96,217,212	36,749,064

Since the Operating Partnerships maintain a calendar year end the information reported on this schedule is as of December 31, 2000.

* Decrease due to reallocation of acquisition Costs.

There we no carrying costs as of December 31, 2000. The Column has been omitted for presentation purposes.

Notes to Schedule III
American Affordable Housing II Limited Partnership

Reconciliation of Land, Building & Improvements current year changes

Balance at beginning of period - 4/1/92		$100,538,670
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	37,387
Other	0
		$37,387
Deductions during period:
Cost of real estate sold	$0
Other*	0
		0
Balance at close of period - 3/31/93		$100,576,057
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	230,965
Other	0
		$230,965
Deductions during period:
Cost of real estate sold	$0
Other	0
		$0
Balance at close of period - 3/31/94		$100,807,022
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	237,425
Other	0
		$237,425
Deductions during period:
Cost of real estate sold	0
Other	0
		$0
Balance at close of period - 3/31/95		$101,044,447

F-91

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period - 3/31/95		$101,044,447
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	367,972
Other	0
		$367,972
Deductions during period:
Cost of real estate sold	$(6,044,508)
Debt Forgiveness (Washington Mews)	(426,517)
Other (Middleburg)	(392,252)
		(6,863,277)
Balance at close of period - 3/31/96		$94,549,142
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	246,897
Other	0
		$246,897
Deductions during period:
Cost of real estate sold	$0
Other	(383,000)
		(383,000)
Balance at close of period - 3/31/97		$94,413,039
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	821,235
Other	0
		$821,235
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/98		$95,234,274

F-92

Notes to Schedule III
American Affordable Housing II Limited Partnership

Balance at close of period - 3/31/98		$95,234,274
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	571,607
Other	0
		$571,607
Deductions during period:
Cost of real estate sold	$0
Other	(883,522)
		(883,522)
Balance at close of period - 3/31/99		$94,922,359
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	399,702
Other	0
		$399,702
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/00		$95,322,061
Additions during period:
Acquisitions through foreclosure	$0
Other acquisitions	0
Improvements, etc	895,151
Other	0
		$895,151
Deductions during period:
Cost of real estate sold	$0
Other	0
		0
Balance at close of period - 3/31/01		$96,217,212

F-93

Notes to Schedule III
American Affordable Housing II Limited Partnership

Reconciliation of Accumulated Depreciation current year changes

Balance at beginning of period - 4/1/92		$11,032,545
Current year expense	$3,313,285
Balance at close of period - 3/31/93		$14,345,830
Current year expense	$3,266,272
Balance at close of period - 3/31/94		$17,612,102
Current year expense	$3,206,264
Balance at close of period - 3/31/95		$20,818,366
Current year expense	$1,831,578
Balance at close of period - 3/31/96		$22,649,944
Current year expense	$2,951,028
Balance at close of period - 3/31/97		$25,600,972
Current year expense	$2,826,160
Balance at close of period - 3/31/98		$28,427,132
Current year expense	$2,572,341
Balance at close of period - 3/31/99		$30,999,473
Current year expense	$2,899,088
Balance at close of period - 3/31/00		$33,898,561
Current year expense	$2,850,503
Balance at close of period - 3/31/01		$36,749,064